                                                                    Exhibit 4.18

================================================================================

                           SECOND AMENDED AND RESTATED
                          PLEDGE AND SECURITY AGREEMENT
                                 (GP Interests)

                            dated as of May 21, 1999

                                     between

                                LSP ENERGY, INC.

                                       and

                              THE BANK OF NEW YORK,
                               as Collateral Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS.......................................................................1

AGREEMENT......................................................................2

ARTICLE 1:  DEFINITIONS; PRINCIPLES OF CONSTRUCTION............................2
      Section 1.1 Definitions..................................................3
      Section 1.2 Principles of Construction...................................3

ARTICLE 2:  PLEDGE.............................................................3
      Section 2.1 Pledged Collateral...........................................3
      Section 2.2 Delivery of Certificates and Instruments.....................4
      Section 2.3 Pledgor's Rights.............................................5
            (a)   Distributions................................................5
            (b)   Other Rights.................................................6
            (c)   Turnover   ..................................................6
      Section 2.4 Secured Parties Not Liable...................................6
      Section 2.5 Attorney-in-Fact.............................................7
      Section 2.6 Collateral Agent May Perform.................................7
      Section 2.7 Reasonable Care..............................................7
      Section 2.8 Security Interest Absolute...................................8
      Section 2.9 Effective as a Financing Statement...........................8

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES.....................................8
      Section 3.1 Necessary Filings............................................8
      Section 3.2 No Liens.....................................................9
      Section 3.3 Other Financing Statements...................................9
      Section 3.4 Chief Executive Office.......................................9
      Section 3.5 Consents, etc................................................9

ARTICLE 4:  COVENANTS..........................................................9
      Section 4.1 Sale of Pledged Collateral..................................10
      Section 4.2 No Other Liens..............................................10
      Section 4.3 Chief Executive Office......................................10
      Section 4.4 Supplements; Further Assurances, etc........................10
      Section 4.5 Amendment of Partnership Agreement..........................10
      Section 4.6 Certificates and Instruments................................10
      Section 4.7 Financing Statements........................................11

                                                                            Page
                                                                            ----

      Section 4.8 Records; Statements and Schedules...........................11
      Section 4.9 Improper Distributions......................................11
      Section 4.10 Bankruptcy.................................................11

ARTICLE 5:  EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT.....................12
      Section 5.1 Remedies Generally..........................................12
      Section 5.2 Sale of Pledged Collateral..................................12
      Section 5.3 Purchase of Pledged Collateral..............................14
      Section 5.4 Application of Proceeds.....................................14

ARTICLE 6:  MISCELLANEOUS PROVISIONS..........................................14
      Section 6.1 Notices.....................................................14
      Section 6.2 Continuing Security Interest................................14
      Section 6.3 Release.....................................................14
      Section 6.4 Reinstatement...............................................14
      Section 6.5 Independent Security........................................15
      Section 6.6 Amendments..................................................15
      Section 6.7 Successors and Assigns......................................16
      Section 6.8 Third Party Beneficiaries...................................16
      Section 6.9 Survival....................................................16
      Section 6.10 No Waiver; Remedies Cumulative.............................16
      Section 6.11 Counterparts...............................................16
      Section 6.12 Headings Descriptive.......................................17
      Section 6.13 Severability...............................................17
      Section 6.14 Governing Law..............................................17
      Section 6.15 Consent to Jurisdiction....................................17
      Section 6.16 Waiver of Jury Trial.......................................18
      Section 6.17 Entire Agreement...........................................18
      Section 6.18 Independent Obligations....................................18
      Section 6.19 Waiver of Defenses.........................................18
      Section 6.20 Subrogation, Etc...........................................18
      Section 6.21 Limitation of Liability....................................19
      Section 6.22 Collateral Agency Agreement................................19

      Schedule I - Certificates

                           SECOND AMENDED AND RESTATED
                          PLEDGE AND SECURITY AGREEMENT
                                 (GP Interests)

            This SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of May 21, 1999, is made by LSP ENERGY, INC., a Delaware corporation (the "Pledgor"), to THE BANK OF NEW YORK, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the benefit of the Senior Secured Parties pursuant to the Second Amended and Restated Collateral Agency Agreement, dated as of May 21, 1999 (the "Collateral Agency Agreement"), among (as of the date hereof) LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation (the "Funding Corporation"), the Trustee, the VEPCO L/C Agent, the Collateral Agent the Intercreditor Agent, and the Administrative Agent.

                                    RECITALS

            WHEREAS, the Partnership was formed for the purpose of developing, financing, constructing, owning and operating an approximately 837 MW (net) natural gas-fired combined-cycle electric generation facility located in Batesville, Mississippi (the "Project");

             WHEREAS, the Pledgor owns 1% of the aggregate partnership interests, and all of the general partnership interests, in the Partnership;

            WHEREAS, pursuant to the Tranche A Facility Credit Agreement, dated as of August 28, 1998 (the "Initial Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Initial Banks") and Credit Suisse First Boston as agent for the Initial Banks, the Initial Banks agreed to provide loans (the "Initial Loans") to the Partnership to finance a portion of the development, construction and start-up of the Project;

            WHEREAS, in connection with the execution of the Initial Credit Agreement and the related financing documents, the Pledgor executed the Pledge and Security Agreement dated as of August 28, 1998 (the "Initial GP Interests Pledge Agreement"), in favor of IBJ Schroder Bank & Trust Company as collateral agent;

            WHEREAS, pursuant to the Amended and Restated Bank Facility Credit Agreement, dated as of December 15, 1998 (the "Supplemental Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Supplemental Banks") and Credit Suisse First Boston as agent for the Supplemental Banks, (1) the Partnership, the Supplemental Banks and Credit Suisse First Boston amended and restated the Initial Credit Agreement in its entirety and (2) the Supplemental Banks agreed to provide loans (the "Supplemental Loans") to the Partnership to finance a portion of the development, construction and start-up of the Project;

            WHEREAS, in connection with the execution of the Supplemental Credit Agreement and the relating financing documents, and as a condition precedent to the Supplemental Banks providing the Supplemental Loans to the Partnership, the Pledgor and the Collateral Agent executed the Amended and Restated LSP Energy GP Pledge and Security Agreement, dated as of December 15, 1998 (the "Supple mental GP Interests Pledge Agreement"), pursuant to which the Initial GP Interests Pledge Agreement was amended and restated in its entirety;

            WHEREAS, the Partnership and the Funding Corporation have determined to issue (1) $150,000,000 aggregate principal amount of their 7.164% Series A Senior Secured Bonds due January 15, 2014 (the "Series A Bonds") and (2) $176,000,000 aggregate principal amount of their 8.160% Series B Senior Secured Bonds due July 15, 2025 (the "Series B Bonds" and, together with the Series A Bonds, the "Bonds") pursuant to the Trust Indenture, dated as of the date hereof (the "Indenture"), among the Partnership, the Funding Corporation and The Bank of New York, as trustee (the "Trustee").

            WHEREAS, the Partnership and the Funding Corporation will use the proceeds of the Bonds to (i) repay in full the Indebtedness outstanding under the Supplemental Credit Agreement and (ii) pay the remaining Project Costs;

            WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the related Financing Documents, the Pledgor and the Collateral Agent desire to amend and restate the Supplemental GP Interests Pledge Agreement in its entirety.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Supplemental GP Interests Pledge Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE 1
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      Section 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture shall have such defined meanings when used herein.

            (b) The following terms shall have the following respective meanings:

            "Default" shall have the meaning ascribed thereto in the Intercreditor Agreement.

            "Event of Default" shall have the meaning ascribed thereto in the Intercreditor Agreement.

            "Financing Statement" shall mean all financing statements, recordings, filings or other instruments of registration necessary and appropriate to perfect a security interest or Lien by filing in any appropriate filing or recording office in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant applicable law.

            "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of LSP Energy Limited Partnership, dated as of May 19, 1999, between the Pledgor and LSP Batesville Holding, LLC.

            "Partnership Interests" shall have the meaning ascribed thereto in
Section 2.1(a)(i).

            "Pledged Collateral" shall have the meaning ascribed thereto in
Section 2.1(a).

            "Secured Obligations" shall mean the Senior Secured Obligations.

            "Securities Act" shall have the meaning ascribed thereto in Section 5.2(b).

      Section 1.2 Principles of Construction. Except as otherwise expressly provided herein, the principles of construction set forth in the Indenture shall apply to this Agreement.

                                    ARTICLE 2
                                     PLEDGE

      Section 2.1 Pledged Collateral. (a) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all of the Secured Obligations, whether now existing or hereafter arising and howsoever evidenced, the Pledgor hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent, for its benefit and the ratable benefit of the other Senior Secured Parties, a first priority security interest in the following, whether now existing or hereafter from time to time acquired (collectively, the "Pledged Collateral"):

                  (i) all of the Pledgor's partnership interests in the Partnership (the "Partnership Interests") and all of the Pledgor's rights to acquire partner ship interests in the Partnership in addition to or in exchange or substitution for the Partnership Interests;

                  (ii) all of the Pledgor's rights, privileges, authority and powers as a partner in the Partnership under the Partnership Agreement;

                  (iii) all certificates or other documents (if any) representing any and all of the foregoing in clauses (i) and (ii), including, without limitation, the certificates listed on Schedule I hereto;

                  (iv) all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind to which the Pledgor may be entitled in its capacity as a partner in the Partnership by way of distribution, return of capital or otherwise;

                  (v) any other claim which the Pledgor now has or may in the future acquire in its capacity as a partner in the Partnership against the Partnership and its property; and

                  (vi) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) through (v).

            (b) As used herein, the term "proceeds" shall be construed in its broadest sense and shall include whatever is received or receivable when any of the Partnership Interests, or any proceeds thereof, is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any of the Partnership Interests or any proceeds thereof.

      Section 2.2 Delivery of Certificates and Instruments. All certificates or instruments representing or evidencing the Partnership Interests shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time following the occurrence and during the continuation of an Event of Default, without notice to the Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Partnership Interests. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Partnership Interests for certificates or instruments of smaller or larger denominations.

      Section 2.3  Pledgor's Rights.

            (a) Distributions. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all distributions paid in respect of the Partnership Interests in compliance with the terms of the other Transaction Documents; provided, however, that any and all

                  (i) distributions paid or payable in respect of the Partnership Interests (whether paid in cash, securities or other property) in connection with (A) any partial or total liquidation or dissolution of the Partnership, (B) any distribution of capital of the Partnership (but not including distributions made (x) pursuant to Section 6.1 of the Partnership Agreement and (y) in accordance with the Financing Documents),
      (C) any recapitalization or reclassification of the capital of the Partnership and (D) any reorganization of the Partnership, and

                  (ii) property (whether cash, securities or other property) paid, payable or otherwise distributed in redemption of, or in exchange for, the property described in clause (i) immediately above, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). Upon the occurrence and during the contin-uance of an Event of Default, all rights of the Pledgor to receive the distributions which it would otherwise be authorized to receive and retain pursuant to the preceding sentence shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions.

            (b) Other Rights. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all voting and other rights with respect to the Partnership Interests; provided, however, that no vote shall be cast, right exercised or other action taken which would knowingly have a material adverse effect on the Pledged Collateral or which would knowingly be inconsistent with or knowingly result in any violation of any provision of this Agreement or any other Financing Document. Upon the occurrence and during the continuance of an Event of Default and upon election by the Collateral Agent, as directed by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement, all voting and other rights of the Pledgor with respect to the Partnership Interests which the Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.

            (c) Turnover. All distributions and other amounts which are received by the Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

      Section 2.4 Secured Parties Not Liable. Notwithstanding any other provision contained in this Agreement, the Pledgor shall remain liable under the Partnership Agreement to observe and perform all of the conditions and obligations to be observed and performed by the Pledgor thereunder. None of the Collateral Agent, any other Senior Secured Party or any of their respective directors, officers, employees, affiliates or agents shall have any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement, except as set forth in Section 9-207 of the UCC as in effect from time to time in the State of New York, or the receipt by the Collateral Agent of any payment relating to any Pledged Collateral, nor shall any of the Collateral Agent, any other Senior Secured Party or any of their respective directors, officers, employees, affiliates or agents be obligated in any manner to (a) perform any of the obligations of the Pledgor under or pursuant to the Partnership Agreements or any other agreement to which the Pledgor is a party, (b) make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged
Col-
lateral, (c) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral or (d) take any other action whatsoever with respect to the Pledged Collateral.

      Section 2.5 Attorney-in-Fact. (a) The Pledgor hereby appoints the Collateral Agent, on behalf of the Senior Secured Parties, or any Person, officer or agent whom the Collateral Agent may designate, as its true and lawful attorney-in-fact and proxy, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, at the Pledgor's cost and expense, from time to time to take any action and to execute any instrument which may be necessary or advisable to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to the Collateral Agent pursuant to Section 2.3(c) and to give full discharge for the same.

            (b) The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. The Pledgor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to the Pledgor and the Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

      Section 2.6 Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section
5.5 of the Collateral Agency Agreement; provided that if a Bankruptcy Event shall have occurred with respect to the Pledgor, the notice described in this
Section 2.6 shall not be required and shall be deemed to have been delivered upon the failure of the Pledgor to perform such agreement.

      Section 2.7 Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the

Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      Section 2.8 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of any of the Financing Documents or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Documents or any other agreement or instrument relating thereto;

            (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor, except as otherwise provided herein.

      Section 2.9 Effective as a Financing Statement. This Agreement shall also be effective as a Financing Statement covering any Pledged Collateral and may be filed in any appropriate filing or recording office. A carbon, photographic, facsimile or other reproduction of this Agreement or of any Financing Statement relating to this Agreement shall be sufficient as a Financing Statement for any of the purposes referred to in the preceding sentence.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

      The Pledgor represents and warrants, as of the date of this Agreement and the Closing Date, as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the making and repayment of the Secured Obligations:

      Section 3.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the

Collateral Agent hereby in respect of the Pledged Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Pledged Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers other than the Lien created pursuant to this Agreement.

      Section 3.2 No Liens. The Pledgor is the owner of all of its right, title and interest in the Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Lien created pursuant to this Agreement and other Permitted Liens.

      Section 3.3 Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) executed by the Pledgor, or, to the knowledge of the Pledgor after due inquiry, by any other Person covering or purporting to cover any interest of any kind in the Pledged Collateral, except Financing Statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor.

      Section 3.4 Chief Executive Office. The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Pledged Collateral is located at:

      Two Tower Center
      20th Floor
      East Brunswick, New Jersey 08816.

      Section 3.5 Consents, etc. No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

                                    ARTICLE 4
                                    COVENANTS

      The Pledgor hereby covenants and agrees from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions of Section 6.3:

      Section 4.1 Sale of Pledged Collateral. The Pledgor shall not sell or other wise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, except to the extent any such sale or disposition would not violate the terms and provisions of the Financing Documents; provided that any portion of the Pledged Collateral so sold or disposed of shall remain subject to the pledge of this Agreement to the same extent as though it had not been so sold or disposed of.

      Section 4.2 No Other Liens. The Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral owned by it against and shall take such other action as is reasonably necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Lien created pursuant to this Agreement, and shall defend the right, title and interest of the Collateral Agent in and to the Pledged Collateral against the claims and demands of all Persons whomsoever, except with respect to any sale or disposition of any of the Pledged Collateral not in violation of the Financing Documents.

      Section 4.3 Chief Executive Office. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Collateral Agent not less than sixty (60) days prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, necessary to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

      Section 4.4 Supplements; Further Assurances, etc. The Pledgor shall at any time and from time to time, at the expense of the Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

      Section 4.5 Amendment of Partnership Agreement. Except as permitted by the express terms of the Indenture, the Pledgor shall not, without the prior written consent of the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as other wise expressly provided herein, agree to or permit (a) the cancellation or termination of the Partnership Agreement, except upon the expiration of the stated term thereof, or (b) any amendment, supplement, or modification of, or waiver with respect to any of the provisions of, the Partnership Agreement. Nothing contained in this Section 4.5 shall restrict the Pledgor's right to agree to or permit the amendment, supplement or modification of the Partnership Agreement the sole purpose of which is to admit a new partner into the Partnership to the extent not prohibited under the Indenture; provided that the Pledged Collateral shall at all times remain subject to the Lien of this Agreement.

      Section 4.6 Certificates and Instruments. The Pledgor shall deliver all certificates or other documents representing the Pledged Collateral to the Collateral Agent with all necessary instruments of transfer or assignment duly indorsed in blank. In the event the Pledgor obtains possession of any other certificates, or other securities or instruments forming a part of the Pledged Collateral, the Pledgor shall promptly deliver same to the Collateral Agent together with all necessary instruments of transfer or assignment duly indorsed in blank. Prior to any such delivery, any Pledged Collateral in the Pledgor's possession shall be held by the Pledgor in trust for the Collateral Agent.

      Section 4.7 Financing Statements. The Pledgor shall sign and deliver to the Collateral Agent and the other Senior Secured Parties such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction), as are necessary or desirable to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests a provided herein and the other rights and security contemplated herein, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other applicable law. The Pledgor shall pay any applicable filing fees and related expenses. The Pledgor authorizes the Collateral Agent to file any such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) without the signature of the Pledgor.

      Section 4.8 Records; Statements and Schedules. The Pledgor shall keep and maintain, at its own cost and expense, records of the Pledged Collateral owned by it, including, but not limited to, records of all payments received with respect thereto, and the Pledgor shall make the same available to the Collateral Agent for inspection at the Pledgor's chief executive office, at the Pledgor's own cost and expense, at any and all times upon demand. The Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

      Section 4.9 Improper Distributions. Notwithstanding any other provision contained in this Agreement, the Pledgor shall not accept any distributions, dividends or other payments (or any collateral in lieu thereof) in respect of the Pledged Collateral, except to the extent the same are expressly permitted by the terms of this Agreement and the other Financing Documents.

      Section 4.10 Bankruptcy. The Pledgor shall not authorize or permit the Partnership to (a) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Partnership or the Partnership's debts under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Partnership or any substantial part of the Partnership's property, (b) to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Partnership or (c) make a general assignment for the benefit of the Partnership's creditors. The Pledgor shall not commence or join with any other Person (other than the Collateral Agent and the other Secured Parties) in commencing any proceeding against the Partnership under any Bankruptcy Law or statute now or hereafter in effect in any jurisdiction.

                                    ARTICLE 5
                  EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

      The provisions of this Article 5 shall apply only upon the occurrence and during the continuance of an Event of Default.

      Section 5.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent, upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as other wise expressly provided herein, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC in effect from time to time in any relevant jurisdiction and all other rights and remedies available at law or in equity.

      Section 5.2 Sale of Pledged Collateral. (a) Without limiting the generality of Section 5.1, the Collateral Agent, upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent's corporate trust office or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as is commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

            (b) The Pledgor recognizes that the Collateral Agent, upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, may elect to sell all or any part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act")), and the Pledgor and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral

Agent has no obligation to engage in public sales and no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act. If the Collateral Agent, upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, from time to time, furnish to the Collateral Agent all such information as is necessary in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the Securities and Ex change Commission thereunder, as the same are from time to time in effect.

      Section 5.3 Purchase of Pledged Collateral. The Collateral Agent may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

      Section 5.4 Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral in accordance Article IV of the Collateral Agency Agreement. For avoidance of doubt, it is understood that the Partnership and the Funding Corporation shall remain liable to the extent of any deficiency between the amount of proceeds of the Pledged Collateral and the aggregated amount of the Secured Obligations in accordance with the Financing Documents.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

      Section 6.1 Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with the provisions of Section 1.4 of the Indenture (and, in the case of notices to the Pledgor, addressed to the Pledgor's chief executive office as determined herein).

      Section 6.2 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral until the release thereof pursuant to Section 6.3.

      Section 6.3 Release. Upon the indefeasible payment in full of the Secured Obligations in cash or cash equivalents and the termination of all commitments of the Senior Secured Parties under the Financing Documents, the Collateral Agent, upon the request, and at the expense, of the Pledgor, and acting pursuant to direction from the Pledgor, shall execute and deliver all such documentation as the Pledgor may request to release the security interest created pursuant to this Agreement.

      Section 6.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Senior Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Senior Secured Party upon a Bankruptcy Event of the Pledgor, the Partnership or the Funding Corporation or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor, the Partnership or the Funding Corporation or any substantial part of the Pledgor's, the Partnership's or the Funding Corporation's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

      Section 6.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Senior Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Senior Security Documents. The execution of any other Senior Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Pledgor hereby waives its right to plead or claim in any court that the execution of any other Senior Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Pledgor or from any third party and/or release such security without notifying the Pledgor and without affecting in any way the obligations of the Pledgor under the Senior Security Documents or the other Financing Documents. The Collateral Agent, upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, shall determine if any security con-ferred upon the Senior Secured Parties under the Senior Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced.

      Section 6.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the prior written consent of the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, and none of the Pledged Collateral shall be released without the written consent of the Collateral Agent, acting upon directions from
(x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or
(y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 6.7 Successors and Assigns. This Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Senior Secured Parties and their respective successors and assigns. The Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein; provided that the obligations of the Pledgor hereunder shall be equally binding on any transferee of the Pledgor (or its successors) with respect to the Pledged Collateral.

      Section 6.8 Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Senior Secured Parties and their respective successors and assigns.

      Section 6.9 Survival. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Senior Secured Parties and shall survive the execution and delivery of this Agreement and the other Financing Documents until termination thereof or the indefeasible payment in full in cash or cash equivalents of all of the Secured Obligations and the termination of all commitments of the Senior Secured Parties under the Financing Documents regardless of any investigation made by the Collateral Agent or the other Senior Secured Parties or made on their behalf.

      Section 6.10 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between the Pledgor and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

      Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      Section 6.12 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 6.13 Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      Section 6.14 Governing Law. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

      Section 6.15 Consent to Jurisdiction. Any legal action or proceeding by or against the Pledgor with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Pledgor accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, the Pledgor agrees to appoint a new agent on the terms and for the purposes of this provision. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Pledged Collateral. The Pledgor further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Pledgor based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. The Pledgor hereby waives any right to stay or dismiss any action or proceeding under or in connection with the Project, this Agreement or any other Transaction Document brought before the foregoing courts on the basis of forum non-conveniens or improper venue.

      Section 6.16 Waiver of Jury Trial. EACH OF THE PLEDGOR AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

      Section 6.17 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

      Section 6.18 Independent Obligations. The Pledgor's obligations under this Agreement are independent of those of the Partnership and the Funding Corporation. The Collateral Agent may bring a separate action against the Pledgor without first proceeding against the Partnership, the Funding Corporation or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

      Section 6.19 Waiver of Defenses. The Pledgor hereby waives: (a) any defense of a statute of limitations; (b) any defense based on the legal disability of the Partnership or the Funding Corporation or any discharge or limitation of the liability of the Partnership or the Funding Corporation to the Collateral Agent or the Senior Secured Parties, whether consensual or arising by operation of law; (c) presentment, demand, protest and notice of any kind (other than as expressly provided by the Financing Documents); and (d) any defense based upon or arising out of any defense which the Partnership or the Funding Corporation may have to the payment or performance of any part of the Secured Obligations.

      Section 6.20 Subrogation, Etc. Notwithstanding any payment or payments made by the Pledgor or the exercise by the Collateral Agent of any of the remedies provided under this Agreement or any other Financing Document, until the Secured Obligations have been indefeasibly paid in full in cash or cash equivalents and all commitments of the Senior Secured Parties under the Financing Documents shall have terminated, the Pledgor shall have no claim (as defined in 11 U.S.C. ss. 101(5)) of subrogation to any of the rights of the Collateral Agent against the Partnership, the Funding Corporation, the Pledged Collateral or any guaranty held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall the Pledgor have any claims (as defined in 11 U.S.C. ss. 101(5)) for reimbursement, indemnity, exoneration or contribution from the Partnership or the Funding Corporation in respect of payments made by the Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by the Pledgor in trust for the Collateral Agent segregated from other funds of the Pledgor, and shall be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent, upon directions from
(x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or
(y) the Senior Secured Parties acting pursuant to Section 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, may elect.

      Section 6.21 Limitation of Liability. The provisions of Section 14.1 of the Indenture shall apply to this Agreement.

      Section 6.22 Collateral Agency Agreement. The rights, benefits, privileges and immunities given to the Collateral Agent and set forth in the Collateral Agency Agreement are expressly incorporated herein by reference thereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Pledge and Security Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                       LSP ENERGY, INC.

                                       By: /s/ Frank Hardenbergh
                                           ---------------------
                                           Name:  Frank Hardenbergh
                                           Title: Senior Vice President and
                                                    Secretary


                                       THE BANK OF NEW YORK,
                                       not in its individual capacity but solely as Collateral Agent

                                       By: /s/ Mary Beth Lewicki
                                           ---------------------
                                           Name:  Mary Beth Lewicki
                                           Title: Assistant Vice President

Signature Page to Second Amended and Restated GP Pledge Agreement

                                                                      Schedule I

                                  CERTIFICATES

Certificate No. 1 representing a 1% interest in LSP Energy Limited Partnership.